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                                                                    EXHIBIT 11.1

                                MASSBANK CORP.
                              Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 2001 and 2000.

                                                       Three Months Ended
Calculation of Basic                                       March 31,
 Earnings Per Share                                   2001           2000
--------------------                               ----------     ----------

Net Income                                         $2,745,000     $2,828,000
                                                   ----------     ----------

Average common shares outstanding                   3,150,167      3,289,524

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                 (17,600)       (26,400)
                                                   ----------     ----------

Weighted average shares outstanding                 3,132,567      3,263,124
                                                   ----------     ----------

Earnings per share (in dollars)                    $     0.88     $     0.87
                                                   ----------     ----------



                                                       Three Months Ended
Calculation of Diluted                                      March 31,
 Earnings Per Share                                   2001           2000
----------------------                             ----------     ----------

Net Income                                         $2,745,000     $2,828,000
                                                   ----------     ----------

Average common shares outstanding                   3,150,167      3,289,524

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                 (17,600)       (26,400)

Diluted stock options                                  73,823         74,235
                                                   ----------     ----------

Weighted average shares outstanding                 3,206,390      3,337,359
                                                   ----------     ----------

Earnings per share (in dollars)                    $     0.86     $     0.85
                                                   ----------     ----------